Exhibit 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Lloyd Lapidus, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Clicker Inc. on Form 10-Q for the fiscal quarter ended February 29, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Clicker Inc.

	By:	/s/ LLOYD LAPIDUS
Date: April 23, 2012	Name:	Lloyd Lapidus
	Title:	Chief Executive Officer

I, Gregory Pippo, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Clicker Inc. on Form 10-Q for the fiscal quarter ended February 29, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Clicker Inc.

	By:	/s/ GREGORY PIPPO
Date: April 23, 2012	Name:	Gregory Pippo
	Title:	Interim Chief Financial Officer